                                                                     EXHIBIT 4.2

                   PRIVATE STOCK PURCHASE AGREEMENT SICAV TWO

      PRIVATE STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the effective date designated below (the "Effective Date"), between, Arcadia Resources, Inc., a Nevada corporation (the "Seller" or the "Company"), and Mercatus & Partners, LP (the "Purchaser").

      WHEREAS, subject to the terms and conditions set forth in this Agreement, the Seller desires to sell, and the Purchaser desires to purchase from the Seller, One Million One Hundred Eleven Thousand Eight Hundred Thirty (1,111,111) shares of the Company's common stock, U.S. $0.001 par value per share, for a purchase price of U.S. $2.25 per share (the "Acquired Shares"). This Agreement is binding under the conditions and timing set below, in particular the timing of payment for the Acquired Shares is set forth in Appendix A. In particular, the Company agrees to include the Acquired Shares by way of a pre-effective amendment to a resale registration statement which the Company shall file with the Securities and Exchange Commission. The Company shall do all acts to complete the registration of the Acquired Shares in conformity with this Agreement.

                                   ARTICLE I
                                PURCHASE AND SALE

      The Purchaser hereby agrees to purchase all of the Acquired Shares for a purchase price of Two Million Four Hundred Ninety-Nine Thousand Nine Hundred Ninety-Nine and 75/1000 (U.S. $2,499,999.75) U.S. Dollars in total (the "Purchase Price"). The Purchase Price is to be paid in the manner set forth in this Agreement and Appendix A attached hereto.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

      2.1 SELLER'S ACKNOWLEDGEMENT. This Agreement is made for purchase and placement of the Acquired Shares into a European bank SICAV fund. This Agreement is made with the express provision that the shares will be deposited in the fund in a secured manner for asset valuation of the fund, and then the Seller will be paid after that valuation by the Purchaser from the received monies from the receipt of the SICAV shares which the Purchaser receives for the Acquired Shares and shares of other companies which make the total asset base deposited into the SICAV. This is not an immediate funding, and the Seller recognizes the time lines set forth in this Agreement for deposit, valuation and payment of the Purchase Price through the intermediary depository bank and intermediary Purchaser, once the valuation and repurchase of the Acquired Shares is made. This is not a fully escrowed exchange with no escrow agent, and is dependent upon valuation and deposit before funding occurs; however, if the funding does not occur within the time frames set forth in Section 3.14 of this Agreement, Purchaser shall cause the depositing bank administrator to promptly return the Acquired Shares to the Seller. The Seller shall have the ability to contact the depositing bank administrator for verification of share status, location and control at each step of the process. While the Purchaser expects the ability to pay the Purchase Price within fifteen (15)

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to twenty (20) days from the date of this Agreement, the Purchaser reserves the right to pay the Purchase Price within thirty (30) days of this Agreement. The particular expected time line and transaction sequence is set forth in Appendix A of this Agreement.

      2.2 REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE SELLER. The Seller hereby makes the following representations and warranties to the Purchaser as of the Effective Date:

            (a) VALIDITY AND STATUS OF THE ACQUIRED SHARES. Upon payment of the Purchase Price, the Acquired Shares have been duly and validly issued.

            (b) NO CONFLICTS. The execution, delivery and performance of this Agreement by the Seller will not (i) be subject to obtaining any consents except, conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Seller is a party, or (ii) conflict with or violate any provision of the Seller's certificate or articles of incorporation, bylaws or other organizational or charter documents.

            (c) LITIGATION; PROCEEDINGS. There is no action, suit, notice of violation, proceeding or investigation pending or, to the best knowledge of the Seller, threatened against or affecting the Seller before or by any court, governmental or administrative agency or regulatory authority (US. federal, state, county, or local) which (i) relates to or challenges the legality, validity or enforceability of this Agreement, or the Acquired Shares, (ii) or could, individually or in the aggregate, materially impair the ability of the Seller to perform fully on a timely basis its obligations under this Agreement.

            (d) PLACEMENT AGENT. The Seller acknowledges Purchaser's representation that Artemis Capital Group, LLC ("Artemis") is acting for the Purchaser and does not regard any person other than the Purchaser as its customer in relation to this Agreement. Seller represents that Artemis has not made any recommendation to the Seller, in relation to this Agreement and is not advising the Seller, with regard to the suitability or merits of the transaction and in particular Artemis has no duties or responsibilities to the Seller for the best execution of the transaction contemplated by this Agreement.

      The Purchaser acknowledges and agrees that the Seller makes no representation, warranty or covenant with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.1 hereof.

      2.3 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser and each transferee or other holder of the Acquired Shares hereby represent, warrant and covenant to the Seller each of the following as of the Effective Date and continuing thereafter:

            (a) ORGANIZATION; AUTHORITY; ENFORCEABILITY. Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full power and authority to enter into and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder. The execution, delivery and performance by Purchaser of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or similar action

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      on the part of Purchaser. This Agreement and any related transaction documents have been duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and rules of law governing specific performance, injunctive relief, or other equitable remedies.

            (b) NO CONFLICTS. The execution, delivery and performance of this Agreement by Purchaser, and Purchaser's consummation of the transactions contemplated hereby, will not result in a violation of the organizational documents of Purchaser, or result in a violation of any statute, law, rule, regulation, writ, injunction, order, judgment or decree applicable to Purchaser. Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental or regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof.

            (c) GENERAL SOLICITATION. Purchaser is not purchasing the Acquired Shares as a result of any advertisement, article, notice or other communication regarding the Acquired Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement. Purchaser did not receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit or generally available, or attend any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

            (d) INVESTMENT; NO PUBLIC DISTRIBUTION. Except to the extant that Purchaser is acquiring the Acquired Shares for placement in a European SICAV fund (the "SICAV Fund"), the Acquired Shares are being purchased by Purchaser for its own account, for investment purposes only, not for the account of any other person, and not with a view to distribution, assignment or resale to others in whole or in part. Except as to a SICAV Fund, Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the Acquired Shares, and shall not sell, transfer or otherwise distribute any of the Acquired Shares except in compliance with federal and applicable state laws and regulations promulgated thereunder. Except as to a SICAV Fund, Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, pledge, hypothecate, grant any option to purchase or otherwise dispose of any of the Acquired Shares. Nothing herein shall prevent the distribution of any Acquired Shares to a SICAV Fund or any subsidiary, member, partner, stockholder, affiliate or former member, partner, stockholder or affiliate of Purchaser in compliance with federal and applicable state laws and the terms and conditions of this Agreement.

            (e) OFFSHORE TRANSACTION. Purchaser is a resident of or domiciled in the United Kingdom. Neither Purchaser nor SICAV Fund are "U.S. Persons" within the meaning of U.S. Securities and Exchange Commission Securities Act Rule ("Rule")

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      902(k). No offer or sale was made relative to the Acquired Shares in the
      United States within the meaning of Rule 902(h)(i). At all relevant times, Purchaser and SICAV Fund are outside the United States within the meaning of Rule 902(h)(ii)(A). Within the meaning of Rule 903(b)(3):

            (i) The offer or sale, if made prior to the expiration of a one-year distribution compliance period, is not made to a U.S. person or for the account or benefit of a U.S. person (other than a distributor); and

            (ii) The offer or sale, if made prior to the expiration of a one-year distribution compliance period, is made pursuant to the following conditions:

            (aa) Purchaser hereby certifies that it is not acquiring the Acquired Shares for the account or benefit of any U.S. person or is a U.S. person who purchased securities in a transaction that did not require registration under the U.S Securities Act of 1933 (the "Act");

            (bb) Purchaser agrees to resell the Acquired Shares only in accordance with the provisions of this Regulation S (Rule 901 through Rule 905, and Preliminary Notes), pursuant to registration under the Act, or pursuant to an available exemption from registration; and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

            (cc) The common stock certificate evidencing the Acquired Shares shall contain the legend required herein to the effect that transfer is prohibited except in accordance with the provisions of this Regulation S (Rule 901 through Rule 905, and Preliminary Notes), pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving such securities may not be conducted unless in compliance with the Act;

            (dd) The Company is required by this Agreement to refuse to register any transfer of the Acquired Shares not made in accordance with the provisions of this Regulation S (Rule 901 through Rule 905, and Preliminary Notes), pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if foreign law prevents the Company from refusing to register securities transfers, other reasonable procedures (such as a legend described in paragraph (b)(3)(iii)(B)(3) of Rule 903) shall be implemented to prevent any transfer of the securities not made in accordance with the provisions of this Regulation S; and

            (ee) Each distributor selling the Acquired Securities to a distributor, a dealer (as defined in section 2(a)(12) of the Act), or a person receiving a selling concession, fee or other remuneration, prior to the expiration of a one-year distribution compliance period, sends a confirmation or other notice to the

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                  purchaser stating that the purchaser is subject to the same restrictions on offers and sales that apply to a distributor.

            (f) RELIANCE ON EXEMPTIONS. Purchaser acknowledges that the Acquired Shares are being offered and sold to it by Seller in reliance on specific exemptions from the registration requirements of United States federal and applicable state laws, including but not limited to the provisions of Regulation S governing offers and sales made outside the United States without registration under the U.S. Securities Act of 1933. The Company is relying on the truth and accuracy of, and Purchaser's compliance with, the representations, covenants, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Acquired Shares. Purchaser shall indemnify and hold harmless the Company, its directors, officers, agents and employees, from and against all liability, damages and expenses of any kind, including reasonable attorneys fees, arising out of or based upon any material breach of any representation, warranty or covenant made by Purchaser in this Agreement.

            (g) INFORMATION. Purchaser and its advisors, if any, have obtained all publicly available financial, operational, business and other data, statements, information and materials relating to the business, finances, prospects and operations of the Company. Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company, and all such questions have been answered to its full satisfaction. Neither such inquiries nor any other due diligence investigations conducted by Purchaser or its advisors, if any, or its representatives shall modify, amend or affect the terms and conditions of this Agreement or the acknowledgements, covenants, representations and warranties given by Purchaser hereunder. Purchaser understands that its investment in the Acquired Shares involves a high degree of risk. No oral representations, warranties or guarantees of any kind have been made or oral information furnished to Purchaser or its representatives, if any, in connection with Purchaser's due diligence review or purchase of the Acquired Shares. Purchaser acknowledges that: (i) the Company's common stock has been quoted on an over-the-counter bulletin board for only a limited number of years; (ii) its common stock has limited trading volume; (iii) there may only be a limited market for the Acquired Shares; and (iv) that investment in the Company involves substantial risks, including loss of the entire amount of such investment and has taken full cognizance of and understands all of the risk factors relating to the purchase of the Acquired Shares.

            (h) NO GOVERNMENTAL REVIEW. Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Acquired Shares or the fairness or suitability of the investment in the Acquired Shares, nor have such authorities passed upon or endorsed the merits of the offering of the Acquired Shares.

            (i) EXPERIENCE OF PURCHASER. Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters, including investing in companies engaged in the business in which the Company is engaged, so as to be capable of evaluating the merits and risks of the

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      prospective investment in the Acquired Shares, and has so evaluated the merits and risks of such investment and is an accredited investor within the meaning of Securities Act Regulation D. Purchaser is able to bear the financial risk of an investment in the Acquired Shares and complete loss of such investment. Purchaser has adequate means of providing for its financial needs and contingencies while holding the Acquired Shares, which could be for an indefinite period. Purchaser has adequate means of providing for its current financial needs and possible contingencies, has no need for liquidity of investment in the Company, can afford to hold unregistered Acquired Shares for an indefinite period of time and sustain a complete loss of the entire amount of the Acquired Shares, and has not made an overall commitment to investments which are not readily marketable that is so disproportionate as to cause such overall commitment to become excessive. Purchaser has not been formed for the specific purpose of acquiring the Acquired Shares.

            (j) SALE AND ISSUANCE OF ADDITIONAL SHARES TO OTHERS. Purchaser understands and agrees that additional shares of the Company's Common Stock may be issued by the Company from time to time, whether as part of the same offering by which Purchaser purchases the Acquired Shares or a different offering or other event, which could result in the dilution of the Purchaser's percentage interest and shareholding position in the Company.

            (k) UNREGISTERED ACQUIRED SHARES; REGISTRATION RIGHTS. Except as otherwise provided in Section 3.15, Purchaser agrees that the Acquired Shares have not been, and shall not be, registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any applicable state securities law. Purchaser's right or ability to sell, transfer, pledge or otherwise dispose of the Acquired Shares within the United States or to a U.S. Person as defined in Regulation S are severely limited by applicable federal and state securities laws. Purchaser understands and agrees that the Acquired Shares cannot be resold, transferred, other otherwise disposed of within the United States or to a U.S. Person as defined in Regulation S unless registered or unless an exemption from registration is available under the Securities Act and applicable state law. In connection with any sale, transfer or other disposition of the Acquired Shares other than pursuant to an effective registration statement or to the Company, the Company may require the transferor thereof to provide to the Company, at the transferor's expense, a written opinion of counsel, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Acquired Shares under the Securities Act. Purchaser agrees that any removal of the restrictive legend from certificates representing the Acquired Shares, which removal shall first be authorized by the Company subject to the terms of this Agreement, is predicated upon the Company's reliance on, and the Purchaser's agreement that, and Purchaser hereby agrees that, the Purchaser will not sell, transfer or otherwise dispose of any Acquired Shares except pursuant to an exemption from the registration requirements of the Securities Act and applicable state law. Purchaser represents that it has the financial wherewithal to and hereby assumes the risk of non-registration of the resale transaction of the Acquired Shares. Purchaser and its transferees agrees to pay the Company's reasonable fees, costs and expenses incurred in connection with any transfer of the Acquired Securities.

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            (l) RESTRICTIVE LEGEND. Purchaser agrees to the imprinting, so long as the Company determines is required under applicable federal and state securities laws, of a legend on each certificate evidencing the Acquired Shares in substantially the following form and to comply with such restrictions:

      THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN OFFERED AND SOLD IN AN "OFFSHORE TRANSACTION" IN RELIANCE ON REGULATION S PROMULGATED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION. THE SHARES HAVE NOT BEEN, AND SHALL NOT BE, REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR UNDER ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, OTHER THAN TO DISTRIBUTORS (AS DEFINED IN REGULATION S) IN THE ABSENCE OF SUCH REGISTRATION UNLESS IN THE OPINION OF THE COMPANY'S COUNSEL SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT, AND EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO REGULATION S UNDER THE ACT AND (2) AGREES THAT IT WILL NOT PRIOR TO TWO YEARS AFTER THE LATER TO OCCUR OF (I) THE ORIGINAL ISSUANCE OF THE SECURITY EVIDENCED HEREBY OR
      (II) ACQUISITION THEREOF FROM AN AFFILIATE OF THE COMPANY (THE "RESTRICTION TERMINATION DATE") OFFER, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S OR (B) PURSUANT TO RULE 144 OR (C) PURSUANT TO ANY OTHER EXEMPTION FROM REGISTRATION UNDER THE ACT (IF AVAILABLE), SUBJECT TO COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE SECURITY EVIDENCED HEREBY PRIOR TO THE RESTRICTION TERMINATION DATE, THE HOLDER MUST MAKE CERTAIN CERTIFICATIONS TO THE COMPANY TO CONFIRM THAT SUCH TRANSFERS ARE BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT. IN ADDITION, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AT HOLDER'S EXPENSE SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY SHALL REQUIRE. IN ALL SITUATIONS HOLDER SHALL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED BY THE SECURITIES ACT.

      Purchaser additionally agrees to the imprinting of such additional legends as the Company may determine are necessary to comply with the laws of any other jurisdiction, as well as any legends which the Company is required or permitted to affix per the terms of applicable voting or other contractual agreements.

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            (m) NON-PUBLIC INFORMATION. Purchaser has not requested nor been furnished with any information known or believed to constitute material non-public information of the Company, unless prior thereto Purchaser shall have executed a written agreement acceptable to the Company regarding the confidentiality and use of such information, the terms of which agreement are hereby incorporated by this reference. Purchaser agrees to maintain the confidentiality of the terms of this Agreement and the transactions contemplated hereunder, except to the extent that this Agreement and the transactions contemplated hereunder are publicly disclosed by the Company.

            (n) BROKERS/FINDERS. Purchaser represents and agrees that no brokerage, finder's or other fees, commissions or other amounts of any kind are or will be payable by the Company, on account of any agreement, understanding or undertaking by Purchaser, to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.

            (o) REGULATORY DISCLOSURES. Purchaser understands and agrees that the Company shall and may make such public and regulatory filings and notices, disclosing the transactions contemplated hereby, in the manner and time required by the Commission and by state regulators, including the filing of this Agreement.

            (p) REPLACEMENT OF CERTIFICATES. Purchaser agrees that if any certificate or instrument evidencing the Acquired Shares is mutilated, lost, stolen or destroyed, the Company, at the cost of Purchaser or such other holder, shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity or other form of security, if required by the Company.

            (q) USE OF PROCEEDS. Purchaser understand and agrees that the net proceeds from the sale of the Acquired Shares may be used by the Company for general corporate purposes.

            (r) LEGAL, TAXATION AND ACCOUNTING MATTERS. With respect to legal, taxation, accounting and other financial considerations involved in an investment in the Acquired Shares, Purchaser is not relying on the Company. Purchaser has carefully considered and has, to the extent Purchaser believes such discussion necessary, discussed with, and sought advice from, its professional legal, tax, accounting and financial advisors the suitability of an investment in the Acquired Shares, for its particular taxation, accounting, legal and financial situation and has determined that the Acquired Shares are suitable investment for Purchaser.

            Each transferee or other holder of the Acquired Shares, by its acceptance of the Acquired Shares, hereby agrees to be bound by all of Purchaser's representations and warranties contained herein and shall be deemed to make such representations and warranties as if it were the initial purchaser under this Agreement.

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                                  ARTICLE III
                                 MISCELLANEOUS

      3.1 FEES AND EXPENSES. Except as set forth in this Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Purchaser shall pay the Placement Agent.

      3.2 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all contemporaneous or prior agreements, representations, discussions and understandings, oral or written, with respect to such matters. This Agreement shall be deemed to have been drafted and negotiated by both parties hereto and no presumptions as to interpretation, construction or enforceability shall be made by or against either party in such regard.

      3.3 NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given upon facsimile transmission (with written transmission confirmation report) at the number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) whichever shall first occur. The addresses for such communications shall be:

      If to the Seller:       Attn:  John Elliott
                              Chairman and CEO
                              Arcadia Resources, Inc.
                              26777 Central Park Boulevard, Suite 200
                              Southfield, Michigan 48076
                              Tel. No.: (248) 352-7530
                              Facsimile No.: (248) 352-7534

      With copies to:         Patrick J. Haddad, Esq.
                              Kerr, Russell and Weber, PLC
                              500 Woodward Avenue, Suite 2500
                              Detroit, Michigan  48226
                              Tel. No. (313) 961-0200
                              Facsimile No.:  (313) 961-0388

      If to the Purchaser:    Mercatus & Partners, LP
                              Attn: Cary Masi
                              4100 NINE MCFARLANE DRIVE
                              ALPHARETTA, GEORGIA 30004
                              Tel: (770) 475-2266

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      With copies to:         Holland & Knight, LLP
                              195 Broadway
                              New York, NY 10007
                              Attn:  George Parnell, Esq.
                              Tel:  (212) 513-3417
                              Fax:  (212)  385-9010

      3.4 AMENDMENTS; WAIVERS. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Seller and the Purchaser, or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

      3.5 HEADINGS. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

      3.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, including any holders of any of the Acquired Shares other than Purchaser. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement. The representations of the Purchaser contained in this Agreement shall be binding upon each transferee and other holder of the Acquired Shares and such transferee and holder shall be deemed to make those representations and warranties of the Purchaser as if it were the initial purchaser under this Agreement. In addition to the legend set forth in Section 2.2(l), each certificate representing the Acquired Shares shall bear the following legend:

      THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN OFFERED AND SOLD PURSUANT TO A PURCHASE AGREEMENT (THE "PURCHASE AGREEMENT") DATED NOVEMBER ___, 2005 BY AND BETWEEN ARCADIA RESOURCES, INC., AS SELLER, MERCATUS & PARTNERS, LP, AS PURCHASER. ANY TRANSFEREE OR OTHER HOLDER OF THE SHARES REPRESENTED BY THIS CERTIFICATE HEREBY AGREES TO BE BOUND BY THE TERMS AND PROVISIONS OF THE PURCHASE AGREEMENT INCLUDING, BUT NOT LIMITED TO, THE REPRESENTATIONS AND WARRANTIES CONTAINED THEREIN.

      3.7 NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

      3.8 GOVERNING LAW; VENUE; SERVICE OF PROCESS. Notwithstanding the location or residence of any party, the parties hereto acknowledge that the transactions contemplated by this

Agreement and the exhibits hereto bear a reasonable relation to the State of New York. The parties hereto agree that the internal laws of the State of New York shall govern this Agreement. Any dispute, controversy or claim arising out of or relating to this Agreement, whether arising in contract, tort or otherwise shall be resolved in accordance with the rules of the American Arbitration Association, except for any equitable or injunctive relief sought under this Agreement. The arbitration shall be held at a location within Oakland County, Michigan. The Parties agree that any arbitration award rendered on any claim submitted to arbitration shall be final and binding upon the Parties and not subject to appeal and that judgment may be entered upon any arbitration award by any circuit court located in Michigan.

      3.9 SURVIVAL. The respective representations, warranties and covenants of the Seller and the Purchaser contained in this Agreement shall survive the payment of the Purchase Price by Purchaser and delivery of the common stock certificate by Seller.

      3.10 COUNTERPART SIGNATURES. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

      3.11 SEVERABILITY. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

      3.12 LIMITATION OF REMEDIES. With respect to claims by the Seller or any person acting by or through the Seller, or by the Purchaser or any person acting through the Purchaser, for remedies at law or at equity relating to or arising out of a breach of this Agreement, liability, if any, shall, in no event, include loss of profits or incidental, indirect, exemplary, punitive, special or consequential damages of any kind.

      3.13 DELIVERY OF ACQUIRED SHARES. The Seller shall, within five (5) days of the execution of this Agreement, deliver to Brown Brothers Harriman & Co., the receiving bank, at the directions provided, pursuant to an instruction letter substantially in substantially the form attached hereto as Appendix B.

      3.14 DELIVERY OF PURCHASE PRICE. The Purchaser shall, within the earlier of (a) thirty (30) days of the date of this Agreement, or within fifteen (15) days of receipt by the receiving bank of all shares being accumulated for the receiving bank, shall issue the Purchase Price to the Company as so designated, via wire transfer. If within thirty (30) days of the date of this Agreement, the Company does not receive the Purchase Price, the Company has the right to demand recall of the Acquired Shares and the Acquired shall be transmitted back to the Company within five (5) days from that period.

      3.15 REGISTRATION OF ACQUIRED SECURITIES. The Company agrees to include the Acquired Shares by way of a pre-effective amendment to a resale registration statement which the Company shall file with the Securities and Exchange Commission. The Company shall do all acts to complete the registration of the Acquired Shares in conformity with this Agreement.

             THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first indicated above.

Effective Date of Agreement: November 28, 2005

Shareholder for stock certificate:

MERCATUS & PARTNERS, LIMITED

Via S. Roberto Bellarmino #4
00142 Roma, Italy

CORPORATE INFORMATION (FOR TRANSFER AGENT):
Company Number:         04500047, Incorporated on: 31/07/2002
Company Name:           MERCATUS & Partners limited
Registered Office:      54 Dukes Wood Drive
                        Gerrards Cross
                        Buckinghamshire SL9 7LR
Company Type:           Private Limited Company
Country of Origin:      United Kingdom

MAILING / DELIVERY ADDRESSES FOR PHYSICAL SECURITIES:
Brown Brothers Harriman & Co.
Attention: Physical Receives Section - Trade Processing Department 140 Broadway, New York, NY 10005-1101, U.S.A.

                                   SELLER:

                                   ARCADIA RESOURCES, INC.

                                   By:    /S/ John E. Elliott, II
                                       ----------------------------------------
                                   Name:  John E. Elliott
                                   Title: Chairman and Chief Executive Officer

                                   PURCHASER:

                                   MERCATUS & PARTNERS, LIMITED

                                   Cari Masi on behalf of Purchaser

                                   By: /S/ Cary Masi
                                       ----------------------------------------

                                   Name:  Cary Masi

                                   Title: RA

                                   APPENDIX A

DELIVERY AND DESCRIPTION OF CONTRACT, SHARE INTAKE, DEPOSIT, VALUATION, SAFEKEEPING AND MOVEMENT OF SHARES:

STEP ONE: Delivery of Contract shall be made by the company to the following address:

                          MERCATUS
                          c/o Cary Masi
                          3805 Hamby Oaks Dr.
                          Alpharetta, GA  30004
                          Phone  404-735-9757

STEP TWO: The Stocks are delivered to Brown Brothers Harriman & Co. ("BBH") in certificate form, to the following address, in the name of Mercatus & Partners, Limited, as Regulation S shares. Such shares shall be issued and sent in the following form:

SHAREHOLDER FOR STOCK CERTIFICATE:              MERCATUS & PARTNERS, LIMITED
                                                VIA S. ROBERTO BELLARMINO #4
                                                00142 ROMA, ITALY

CORPORATE INFORMATION (FOR TRANSFER AGENT):

Company Number:      04500047                       Incorporated on: 31/07/2002
Company Name:        MERCATUS & Partners limited
Registered Office:   54 Dukes Wood Drive
                     Gerrards Cross
                     Buckinghamshire SL9 7LR
Company Type:        Private Limited Company
Country of Origin:   United Kingdom

Shares shall be sent to the following address and account into the following Banca MB account at BBH:

Please find below the instruction for:

MAILING / DELIVERY ADDRESSES FOR PHYSICAL SECURITIES:
Via Mail:    Brown Brothers Harriman & Co.
             Attention: Physical Receives Section - Trade Processing Department
             140 Broadway, New York, NY 10005-1101, U.S.A.

Account Name: Banca MB-Milano
Account Number: 4444550

DTC DELIVERY INSTRUCTIONS:

Brown Brothers Harriman & Co.,
Account Name: Banca MB-Milano
Account Number: 4444550
DTC # 010

Each share certificate, since it is being issued under Regulation S, must bear a legend, as per the agreement which is substantially in form as that set below:

      THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN OFFERED AND SOLD IN AN "OFFSHORE TRANSACTION" IN RELIANCE ON REGULATION S PROMULGATED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION. THE SHARES HAVE NOT BEEN, AND SHALL NOT BE, REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR UNDER ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, OTHER THAN TO DISTRIBUTORS (AS DEFINED IN REGULATION S) IN THE ABSENCE OF SUCH REGISTRATION UNLESS IN THE OPINION OF THE COMPANY'S COUNSEL SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT, AND EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO REGULATION S UNDER THE ACT AND (2) AGREES THAT IT WILL NOT PRIOR TO TWO YEARS AFTER THE LATER TO OCCUR OF (I) THE ORIGINAL ISSUANCE OF THE SECURITY EVIDENCED HEREBY OR
      (II) ACQUISITION THEREOF FROM AN AFFILIATE OF THE COMPANY (THE "RESTRICTION TERMINATION DATE") OFFER, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S OR (B) PURSUANT TO RULE 144 OR (C) PURSUANT TO ANY OTHER EXEMPTION FROM REGISTRATION UNDER THE ACT (IF AVAILABLE), SUBJECT TO COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE SECURITY EVIDENCED HEREBY PRIOR TO THE RESTRICTION TERMINATION DATE, THE HOLDER MUST MAKE CERTAIN CERTIFICATIONS TO THE COMPANY TO CONFIRM THAT SUCH TRANSFERS ARE BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT. IN ADDITION, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AT HOLDER'S EXPENSE SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY SHALL REQUIRE. IN ALL SITUATIONS HOLDER SHALL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED BY THE SECURITIES ACT.

STEP THREE: Banca MB is only the asset manager of Mercatus, and the shares are deposited into a safekeeping account for Banca MB in BBH. The shares are deposited into the account where they are verified and deposited for viewing and verification by the SICAV bank. NOTE: the shares are not allowed, under the agreement with BBH and Banca MB to in any way be hypothecated or leveraged in any fashion during this holding period. The restricted shares stay at BBH in the safekeeping account during this period, and at all times until the purchase is complete. Dwight Parscale, is the Attorney-In-Fact over the BBH account of Banca MB for this account. Any and all questions regarding the status of shares during this process may be conducted to your Placement Agent.

STEP FOUR: Is starting during Step Three, and includes the transfer of the stock to the SICAV through the stock verification process, so that the SICAV bank receives confirmation of the Shares and portfolio, if any, for valuation, and due diligence. This period of time is expected to be four (4) to five (5) days after which the value is assigned and a corresponding amount of SICAV shares are issued to Mercatus & Partners, Limited, electronically, for their use and ownership. NOTE: this process will not start until the called for amount of shares and assets are received as a package for the whole SICAV portfolio from Mercatus's Banca MB account in BBH.

STEP FIVE: Mercatus will then simultaneously transfer the SICAV shares into the lending or purchasing banks and the lending banks will issue the purchase price or credit line to Mercatus. This period is expected to take four (4) to five (5) days.

STEP SIX: Mercatus transmits payment through Banca MB/BBH to the Companies through the Placement Agent's counsel, Holland & Knight 195 Broadway, New York, NY 10007.

The Stock Purchase Agreement is to be authorized and executed by the Company. There are no allowed changes under the agreement for purchase by Mercatus & Partners, Limited. The document is for the purchase of the restricted shares only. The document will be locked in and cannot be edited by the Company.